Exhibit 99.1 July 26, 2005 FOR IMMEDIATE RELEASE Investor Contact: Mark Warren (205) 298-3220 Media Contact: David Donaldson (205) 298-3220
STRONG DEMAND DRIVES RECORD SECOND QUARTER RESULTS FOR VULCAN

Birmingham, Alabama - July 26, 2005 - Vulcan Materials Company (NYSE:VMC) today announced record second quarter net earnings of $122 million, or $1.17 per diluted share, as compared to $88 million, or $0.85 per diluted share in the same period of the prior year. Net sales increased 21 percent from the prior year's level, while earnings from continuing operations before income taxes increased 32 percent. Earnings from continuing operations were $0.98 per diluted share as compared to last year's $0.81 per diluted share. Last year's second quarter results benefited from a significantly lower effective tax rate and higher gains on the sale of real estate. Earnings from discontinued operations - the Company's former chemicals business - were $20 million in the quarter, or $0.19 per diluted share.

Commenting on the second quarter results and full year outlook, Don James, Chairman and Chief Executive Officer said, "Our construction materials operations achieved excellent earnings growth and margin improvement due to strong volumes and pricing. Construction activity remains robust and demand for our products is strong. As a result, we are increasing our outlook for the full year."

The effective tax rate for earnings from continuing operations increased to 31 percent from 25.5 percent in the prior year. The tax rate in the second quarter of last year was unusually low due to an adjustment to reduce estimated tax liabilities for open audit years as well as the completion of other audit years. There was no comparable adjustment in the current year.

During the second quarter, the Company repurchased 340,589 shares of its common stock at a total cost of approximately $20 million, representing an average cost of $57.32 per share. Year-to-date, the Company has repurchased 1,212,638 shares at a total cost of approximately $69 million, an average cost of $56.90 per share. The number of shares remaining under the Company's repurchase authorization is approximately 7.3 million shares.

Continuing Operations

Second quarter earnings from continuing operations before income taxes were $148 million, an increase of 32 percent from the prior year's level. Net sales increased 21 percent to a record $705 million. Gross profit as a percent of net sales increased approximately 200 basis points from the prior year.

The strong sales increase and even stronger pretax earnings growth resulted from sharply higher shipments and prices for aggregates. Aggregates shipments and prices in the quarter increased 10 percent and 8 percent, respectively, as compared to the same period in the prior year.

Shipments from legacy operations increased 9 percent in the quarter and shipments from recently acquired operations added another 1 percent to the total increase. Improved productivity in aggregate plants partially offset sharp increases in the prices for diesel fuel and certain parts and supplies.

Asphalt earnings in the second quarter increased from the prior year due to increased shipments, reflecting strong demand in Arizona, California and Texas. Asphalt results also benefited from favorable weather comparisons with the prior year in Texas. Price increases for asphalt and ready-mixed concrete offset higher costs for liquid asphalt and cement.

Selling, administrative and general expenses increased approximately $6 million from the prior year's quarter due mainly to the effect of the Company's stock price on stock-based incentive compensation. As a percent of net sales, selling, administrative and general expenses decreased to 7.9 percent, compared to 8.6 percent in the prior year. The prior year's results included $5 million more in gains on the sale of real estate than the current quarter, as reflected in other operating expense and income.

All results are unaudited.

Discontinued Operations

On June 7, 2005, the Company announced that it had closed the sale of the Company's chemicals business, known as Vulcan Chemicals, to a subsidiary of Occidental Chemical Corporation. For the two months of operation prior to closing the sale, earnings from discontinued operations, net of taxes, were $20 million. Included in these second quarter earnings results were approximately $11 million of pretax exit and disposal costs.

Including the $151 million received at closing, post-closing working capital adjustments and anticipated proceeds from the two earn-out agreements, total proceeds from the sale of the chemicals business are expected to exceed the net carrying value of the assets and liabilities sold. Since accounting requirements preclude the recognition of contingent gains, the pretax value recorded at closing referable to the two earn-outs agreements was limited to $128.2 million. Accordingly, no income or loss was recorded from the transaction. Ultimately, income or loss will be recognized to the extent proceeds from the two earn-outs differ from the amounts recorded at closing.

Outlook

According to Mr. James, "We continue to be very optimistic regarding the outlook for full year earnings growth. Overall demand remains strong and pricing gains achieved in the first half of 2005 should benefit second half results. As a result, we are increasing our full year guidance for continuing operations from a range of $2.95 to $3.20 per diluted share to a range of $3.00 to $3.25 per diluted share. In the third quarter, we expect to earn $1.10 to $1.25 per diluted share from continuing operations.

"Aggregates pricing was up approximately 6 percent through the first half of the year and the rate of increase should remain in that range for the full year. The strength in aggregates pricing should more than offset higher costs for diesel and certain parts and supplies. We now expect aggregates volumes to increase approximately 5 to 7 percent for the year. Our outlook for demand through the remainder of the year is based on residential construction remaining at high levels and a continuation of the modest recovery underway in private nonresidential construction. As a result of increased federal appropriations, we expect higher highway spending for the year. Passage of a new multi-year highway bill will enable state DOT's to move forward with significant new projects and will set the stage for steady growth in highway spending for the coming years."

Conference Call

Vulcan will host a broadcast of the quarterly earnings conference call scheduled for 10:00 a.m. CDT on July 27, 2005. Investors and other interested parties may access the teleconference live by calling (800) 561-2731 or via the Internet through Vulcan's home page at vulcanmaterials.com. For international calls dial (617) 614-3528. The participant access code is 60615772.

Vulcan Materials Company, a member of the S&P 500 index, is the nation's foremost producer of construction aggregates and a major producer of other construction materials.

Certain matters discussed in this release, including expectations regarding future performance, contain forward-looking statements that are subject to risks, assumptions and uncertainties that could cause actual results to differ materially from those projected. These risks, assumptions and uncertainties include, but are not limited to, those associated with general business conditions; the timing and amount of federal, state and local funding for infrastructure; the highly competitive nature of the construction materials industry; pricing; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; increasing healthcare costs; the timing and amount, if any, of the payments to be received by the Company under two earn-outs contained in the agreement for the divestiture of the Company's Chemicals business unit; and other risks, assumptions and uncertainties detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year. Forward-looking statements speak only as of the date hereof, and Vulcan assumes no obligation to update such statements.

TABLE A
Vulcan Materials Company and Subsidiary Companies
	(Amounts in thousands, except per share data)
Consolidated Statements of Earnings (Condensed and unaudited)	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004

Net sales
Delivery revenues
Total revenues
Cost of goods sold
Delivery costs
Cost of revenues
Gross profit
Selling, administrative and general expenses
Other operating expense (income), net
Other income, net
Earnings from continuing operations before
   interest and income taxes
Interest income
Interest expense
Earnings from continuing operations before
   income taxes
Provision for income taxes
Earnings from continuing operations
Earnings (loss) on discontinued operations, net of tax
Net earnings

Basic earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share
Diluted earnings (loss) per share:
   Earnings from continuing operations
   Discontinued operations
   Net earnings per share

Weighted-average common shares outstanding:
   Basic
   Assuming dilution
Cash dividends per share of common stock
Depreciation, depletion, accretion and
   amortization from continuing operations
Effective tax rate

$705,348
76,726
782,074
494,973
76,726
571,699
210,375
55,688
1,182
680

154,185
3,146
9,615

147,716
45,764
101,952
19,595
$121,547

$1.00
0.19
$1.19
$0.98
0.19
$1.17

102,259
104,026
$0.290

$54,833
31.0%

$584,714
63,194
647,908
421,341
63,194
484,535
163,373
50,112
(4,745)
2,351

120,357
1,010
9,183

112,184
28,593
83,591
4,205
$87,796

$0.82
0.04
$0.86
$0.81
0.04
$0.85

102,389
103,454
$0.260

$52,237
25.5%

$1,184,748
125,942
1,310,690
882,139
125,942
1,008,081
302,609
107,124
4,211
2,234

193,508
5,634
18,873

180,269
56,883
123,386
52,512
$175,898

$1.20
0.51
$1.71
$1.18
0.51
$1.69

102,595
104,316
$0.580

$107,185
31.6%

$1,016,597
105,710
1,122,307
769,319
105,710
875,029
247,278
94,599
(5,013)
4,348

162,040
2,547
22,134

142,453
38,188
104,265
(1,474)
$102,791

$1.02
(0.02)
$1.00
$1.01
(0.02)
$0.99

102,289
103,438
$0.520

$103,905
26.8%

TABLE B
Vulcan Materials Company and Subsidiary Companies	(Amounts in thousands)
Consolidated Balance Sheets (Condensed and unaudited)	June 30 2005	December 31 2004	June 30 2004

Assets
Cash and cash equivalents
Medium-term investments
Accounts and notes receivable:
   Accounts and notes receivable, gross
   Less: Allowance for doubtful accounts
      Accounts and notes receivable, net
Inventories:
   Finished products
   Raw materials
   Products in process
   Operating supplies and other
      Inventories
Deferred income taxes
Prepaid expenses
Assets held for sale
      Total current assets
Investments and long-term receivables
Property, plant and equipment:
   Property, plant and equipment, cost
   Less: Reserve for depreciation, depletion and amortization
      Property, plant and equipment, net
Goodwill
Other assets
      Total

Liabilities and Shareholders' Equity
Current maturities of LTD
Notes payable
Trade payables and accruals
Other current liabilities
Liabilities of assets held for sale
      Total current liabilities
Long-term debt
Deferred income taxes
Other noncurrent liabilities
Minority interest
Shareholders' equity
      Total

$286,134
248,980

430,490
(4,467)
426,023

167,620
7,738
1,409
14,568
191,335
36,264
13,470
        -
1,202,206
6,994

3,373,095
(1,797,210)
1,575,885
636,582
234,731
$3,656,398

$242,065
-
141,716
197,310
         -
581,091
355,706
326,363
300,560
-
2,092,678
$3,656,398

$271,450
179,210

286,809
(5,196)
281,613

158,350
6,512
937
11,385
177,184
34,433
15,846
458,223
1,417,959
7,226

3,264,193
(1,727,700)
1,536,493
600,181
103,274
$3,665,133

$3,226
-
95,312
139,716
188,435
426,689
604,522
348,613
271,334
-
2,013,975
$3,665,133

$107,429
123,495

437,372
(8,788)
428,584

175,194
7,793
832
32,447
216,266
35,848
17,730
        -
929,352
20,666

4,201,564
(2,313,330)
1,888,234
579,817
95,832
$3,513,901

$6,302
21,000
152,831
141,057
           -
321,190
607,537
356,080
268,582
93,271
1,867,241
$3,513,901

	TABLE C
Vulcan Materials Company and Subsidiary Companies Consolidated Statements of Cash Flows (Condensed and unaudited)	(Amounts in thousands) Six Months Ended June 30
	2005	2004

Operating Activities
Net earnings
Adjustments to reconcile net earnings to net cash provided by operating activities:
   Depreciation, depletion, accretion and amortization
   Net gain on disposal of property, plant, and equipment
   Increase in assets before effects of business acquisitions and dispositions
   Increase in liabilities before effects of business acquisitions and dispositions
   Other, net
      Net cash provided by operating activities

Investing Activities
Purchases of property, plant and equipment
Proceeds from sale of property, plant and equip.
Proceeds from sale of chemicals business
Payment for partner's interest in consolidated joint venture
Pmt. for businesses acquired, net of acq. cash
Purchases of medium-term investments
Proceeds from sales and maturities of medium-term investments
Change in investments and long-term receivables
      Net cash (used for) provided by investing activities

Financing Activities
Net payments - commercial paper and bank lines of credit
Payment of short-term debt and current maturities
Payment of long-term debt
Purchases of common stock
Dividends paid
Proceeds from exercise of stock options
Other, net
      Net cash used for financing activities
Net increase (decrease) in cash and cash equivalents
Cash and cash equivalents at beginning of period
Cash and cash equivalents at end of period

$175,898

107,639
(3,091)
(147,847)
88,148
(6,680)
214,067

(100,125)
4,347
213,624
(62,701)
(72,715)
(203,360)
133,590
     544
(86,796)

-
(1,127)
(8,253)
(69,005)
(59,436)
25,187
     47
(112,587)
14,684
271,450
$286,134

		$102,791 127,246 (8,689) (75,308) 58,372 2,120 206,532 (99,261) 24,110 - - (28,808) (171,428) 321,827 393 46,833 (8,000) (244,179) (195) - (53,085) 10,371 1,383 (293,705) (40,340) 147,769 $107,429

TABLE D

Notes to Condensed Consolidated Financial Statements

1.  Supplemental Cash Flow Information
Supplemental information referable to the Condensed Consolidated Statements of Cash Flows for the six months ended June 30 is summarized below (amounts in thousands):

Supplemental Disclosure Of Cash Flow Information
Cash paid during the period for:
  Interest, net of amount capitalized
  Income taxes

Supplemental Schedule Of Noncash Investing and Financing Activities
Liabilities and long-term debt assumed in business acquisitions
Noncash proceeds from the sale of the Chemicals business:
  Earn-outs
  Working capital adjustments

2005 $18,936 61,697 5,634 128,167 13,559	2004 $25,855 11,493 - - -